Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY	STATE OR JURISDICTION	D/B/A

HDS Holding Corporation	Delaware	(Not applicable)

HD Supply, Inc.	Delaware	HD Supply

HD Supply Holdings, LLC	Florida	(Not applicable)

White Cap Supply Holdings, Inc.	Delaware	(Not applicable)

White Cap Management, LLC	Florida	(Not applicable)

HD Supply Construction Supply Group, Inc.	Delaware	(Not applicable)

White Cap Construction Supply, Inc.	Delaware	(Not applicable)

HD Supply Repair & Remodel, LLC	Delaware	HD Supply Home Improvement Solutions

AH Harris Intermediate Acquisition, Inc.	Delaware	(Not applicable)

HD Supply GP & Management, Inc.	Delaware	(Not applicable)

HD Supply Construction Supply, Ltd.	Florida	HD Supply Construction & Industrial – White Cap

Kenseal Construction Products, LLC	New York	(Not applicable)

HD Supply Facilities Maintenance, Ltd.	Florida	HD Supply Facilities Maintenance

HD Supply FM Services, LLC	Delaware	(Not applicable)

HD Supply Management, Inc.	Florida	(Not applicable)

HDS IP Holding, LLC	Nevada	(Not applicable)

HDS Canada, Inc.	Nova Scotia	HD Supply Canada

HD Supply Canada, Inc.	Nova Scotia	(Not applicable)

HD Supply Support Services, Inc.	Delaware	(Not applicable)